Exhibit 23.9

Ausenco Engineering USA South Inc.

595 S. Meyer Ave.

Tucson, AZ 85701

CONSENT OF AUSENCO ENGINEERING USA SOUTH INC.

Ausenco Engineering USA South Inc.(“Ausenco”), in connection with the filing of the Hycroft Mining Holding Corporation Post-Effective amendment to Registration Statement on Form S-3 (File No. 333-257567) (the “S-3”), consents to:

● the incorporation by reference of the technical report summary titled “Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, United States of America” (the “2023 Hycroft TRS”), with an effective date of March 27, 2023, as an exhibit to and referenced in Hycroft Mining Holding Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”);

●  the use of and references to our name in connection with the Form S-3 and the 2023 Hycroft TRS; and

●  the information derived, summarized, quoted or referenced from the 2023 Hycroft TRS, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K.

Ausenco consents to the incorporation by reference in Hycroft Mining Holding Corporation’s registration statement on Form S-3 (No. 333-257567) of the above items as included in the Form 10-K.

Ausenco is responsible for authoring, and this consent pertains to, the following Sections of the 2023 Hycroft TRS: 1.1, 1.2, 1.3, 1.5, 1.8, 1.10, 1.11, 2, 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.8, 4, 5, 10, 21, 22.1, 22.3, 22.5, 22.7.2, 23.3 and portions of sections 23.1, 24, and 25.

June 1, 2023

/s/ Jim Norine
Signature of Authorized Person for
Ausenco Engineering USA South Inc.

Jim Norine – Director M&M
Print name of Authorized Person for
Ausenco Engineering USA South Inc.